As filed with the Securities and Exchange Commission on January 29, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva, 4951033 Israel

+972-3-926-7267

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE IV, LLC	TEVA PHARMACEUTICAL FINANCE V, LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	22-1734359	Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE VI, LLC

(Exact name of registrant as specified in its charter)

Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: Deborah Griffin

(215) 591-3000

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.	TEVA PHARMACEUTICAL FINANCE IV B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE V B.V.	TEVA PHARMACEUTICAL FINANCE N.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Schout Bij Nacht Doormanweg 40

Curaçao

Attention: Iseline Gouverneur

Tel. +5999 7366066

Fax. +5999 7367066

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Piet Heinkade 107

1019 GM Amsterdam, Netherlands

Attention:

Bibianne Bon

+31 (0)20-2193000

(Address and telephone number of registrant’s principal executive offices)

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: Deborah Griffin

(215) 591-3000

(Name, address and telephone number of agent for service)

with copies to:

Joshua N. Korff, P.C.

Ross M. Leff

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Teva Pharmaceutical Industries Limited Purchase Contracts (4)(5)
Teva Pharmaceutical Industries Limited Units (4)(6)
Teva Pharmaceutical Industries Limited Senior Debt Securities (4)
Teva Pharmaceutical Industries Limited Subordinated Debt Securities (4)
Teva Pharmaceutical Finance IV, LLC Senior Debt Securities (4)
Teva Pharmaceutical Finance IV, LLC Subordinated Debt Securities (4)
Teva Pharmaceutical Finance V, LLC Senior Debt Securities (4)
Teva Pharmaceutical Finance V, LLC Subordinated Debt Securities (4)
Teva Pharmaceutical Finance VI, LLC Senior Debt Securities (4)
Teva Pharmaceutical Finance VI, LLC Subordinated Debt Securities (4)
Teva Pharmaceutical Finance Company B.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance Company B.V. Subordinated Debt Securities (4)
Teva Pharmaceutical Finance IV B.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance IV B.V. Subordinated Debt Securities (4)
Teva Pharmaceutical Finance V B.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance V B.V. Subordinated Debt Securities (4)
Teva Pharmaceutical Finance N.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance N.V. Subordinated Debt Securities (4)
Teva Pharmaceutical Finance Netherlands II B.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance Netherlands II B.V. Subordinated Debt Securities (4)
Teva Pharmaceutical Finance Netherlands III B.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance Netherlands III B.V. Subordinated Debt Securities (4)
Teva Pharmaceutical Finance Netherlands IV B.V. Senior Debt Securities (4)
Teva Pharmaceutical Finance Netherlands IV B.V. Subordinated Debt Securities (4)
Guarantees by Teva Pharmaceutical Industries Limited of Debt Securities of each finance subsidiary listed above (7)
Total			$5,000,000,000	$622,500

(1)

Not specified pursuant to General Instruction II.D of Form S-3, not specified as to each class of securities to be registered. These offered securities may be sold separately, together or as units with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Securities registered hereunder may be offered in U.S. dollars or the equivalent thereof in foreign currencies.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Also includes such currently indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares.
(5)	There are being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any of the other securities being registered hereby. Purchase Contracts may require the holder thereof to purchase or sell any of the other securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with any of the registrants, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.
(6)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(7)	The guarantees will be issued by Teva Pharmaceutical Industries Limited. No separate consideration will be received for any of these guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 29, 2018

PRELIMINARY PROSPECTUS

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

$5,000,000,000

Debt Securities,

Purchase Contracts and Units

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

TEVA PHARMACEUTICAL FINANCE IV B.V.

TEVA PHARMACEUTICAL FINANCE V B.V.

TEVA PHARMACEUTICAL FINANCE N.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Teva Pharmaceutical Industries Limited and its finance subsidiaries (“Teva,” the “Company,” “we,” “us” or “our”) may offer and sell from time to time:

•	senior or subordinated debt securities;

•	purchase contracts; and

•	units.

This prospectus describes some of the general terms that may apply to the securities. Teva will provide the specific terms and public offering prices of these securities in supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement, including any document incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus. Our registration of securities covered by this prospectus does not mean that we will offer or sell any securities.

We may sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be stated in a supplement to this prospectus.

If we decide to list any of these securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Our principal executive offices are located at 5 Basel Street, P.O. Box 3190, Petach Tikva 4951033, Israel, and our telephone number is +972-3-926-7267.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and the documents we incorporate by reference. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Teva and the other registrants filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, any of the registrants may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities which we may offer and the related guarantees, if any, of those securities. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before purchasing any of our securities.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, and we will not make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus and any supplement to this prospectus to “Teva,” “we,” “us” and “our” refer to Teva Pharmaceutical Industries Limited and its subsidiaries, collectively. References to “Teva Finance IV LLC” refer to Teva Pharmaceutical Finance IV, LLC. References to “Teva Finance V LLC” refer to Teva Pharmaceutical Finance V, LLC. References to “Teva Finance VI LLC” refer to Teva Pharmaceutical Finance VI, LLC. References to the “LLCs” refer to Teva Finance IV LLC, Teva Finance V LLC and Teva Finance VI LLC. References to “Teva Finance Company BV” refer to Teva Pharmaceutical Finance Company B.V. References to “Teva Finance IV BV” refer to Teva Pharmaceutical Finance IV B.V. References to “Teva Finance V BV” refer to Teva Pharmaceutical Finance V B.V. References to “Teva Finance NV” refer to Teva Pharmaceutical Finance N.V. References to the “BVs” refer to Teva Finance Company BV, Teva Finance IV BV, Teva Finance V BV and Teva Finance NV. References to “Teva Finance Netherlands II” refer to Teva Pharmaceutical Finance Netherlands II B.V. References to “Teva Finance Netherlands III” refer to Teva Pharmaceutical Finance Netherlands III B.V. References to “Teva Finance Netherlands IV” refer to Teva Pharmaceutical Finance Netherlands IV B.V. References to the “Netherlands BVs” refer to Teva Finance Netherlands II, Teva Finance Netherlands III and Teva Finance Netherlands IV. References to the “finance subsidiaries” refer to the LLCs, the BVs and the Netherlands BVs, collectively.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

We are a global pharmaceutical company, committed to increasing access to high-quality healthcare to patients around the world. We operate worldwide, with a significant presence in the United States, Europe and many other markets around the world. Our key strengths include our world-leading generics expertise and portfolio, focused specialty portfolio and global infrastructure and scale.

In November 2017, we announced a new organizational structure and leadership changes to enable strategic alignment across our portfolio, regions and functions. Under this new structure, our business will be integrated into one commercial organization, operating through three regions – North America, Europe and Growth Markets. Each region will manage the entire portfolio of our medicines, including generics, specialty and over-the-counter (“OTC”). The new structure will enable stronger alignment and integration between R&D, operations and commercial regions, allowing us to become a more agile, lean and profitable company. Prior to the implementation of our new organizational structure, we operated our business in two segments:

•	Generic Medicines, which includes chemical and therapeutic equivalents of originator medicines in a variety of dosage forms, such as tablets, capsules, injectables, inhalants, liquids, ointments and creams. This segment includes our OTC business, a significant part of which is conducted through PGT Healthcare LLP, our consumer healthcare joint venture with The Procter & Gamble Company, as well as our world-leading active pharmaceutical ingredient manufacturing business. We are the leading generic drug company in the United States and Europe, and we have a significant presence in certain “rest of the world” markets.

•	Specialty Medicines, which includes our core therapeutic areas of central nervous system medicines such as COPAXONE® and AUSTEDO® and respiratory medicines such as ProAir® and QVAR®. Our specialty medicines segment also includes other products, such as BENDEKA® and GRANIX® in oncology.

In addition to these two segments, we have other activities, primarily sales of third-party products for which we act as distributor in the United States and in other countries.

Teva was incorporated in Israel on February 13, 1944, and is the successor to a number of Israeli corporations, the oldest of which was established in 1901.

FINANCE SUBSIDIARIES

Teva has organized various finance subsidiaries for the purpose of issuing debt securities. There are no separate financial statements of the finance subsidiaries in this prospectus because these entities are, or will be treated as, subsidiaries of Teva for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of these entities because:

•	Teva is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and owns, directly or indirectly, all of the voting interests of these entities;

•	these entities do not have any independent operations and do not propose to engage in any activities other than issuing securities and investing the proceeds in Teva or its affiliates; and

•	these entities’ obligations under the securities will be fully and unconditionally guaranteed by Teva. These entities are exempt from the information reporting requirements of the Exchange Act.

Teva Finance IV LLC

Teva Finance IV LLC is a limited liability company that was formed on December 1, 2008 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance V LLC

Teva Finance V LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance VI LLC

Teva Finance VI LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance Company BV

Teva Finance BV is a Curaçao private limited liability company that was formed on November 23, 2005. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance IV BV

Teva Finance IV BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance V BV

Teva Finance V BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance NV

Teva Finance NV is a Curaçao limited liability company that was formed on December 29, 2000. Its address is Schout Bij Nacht Doormanweg 40, Curaçao, telephone number +5999 7366066.

Teva Finance Netherlands II

Teva Finance Netherlands II is a Dutch private limited liability company that was formed on October 16, 2013. Its address is Piet Heinkade 107, 1019 GM Amsterdam, Netherlands, telephone number +31 (0)20-2193000.

Teva Finance Netherlands III

Teva Finance Netherlands III is a Dutch private limited liability company that was formed on September 21, 2015. Its address is Piet Heinkade 107, 1019 GM Amsterdam, Netherlands, telephone number +31 (0)20-2193000.

Teva Finance Netherlands IV

Teva Finance Netherlands IV is a Dutch private limited liability company that was formed on April 22, 2016. Its address is Piet Heinkade 107, 1019 GM Amsterdam, Netherlands, telephone number +31 (0)20-2193000.

RISK FACTORS

Investing in our securities involves risk. Please see the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC. See “Where You Can Find More Information—Incorporation by Reference.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

The disclosure and analysis in this prospectus, including statements that are predictive in nature, or that depend upon or refer to future events or conditions, contain or incorporate by reference some forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements describe our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

•	our generics medicines business, including: that we are substantially more dependent on this business, with its significant attendant risks, following our acquisition of Allergan plc’s worldwide generic pharmaceuticals business (“Actavis Generics”); our ability to realize the anticipated benefits of the acquisition (and any delay in realizing those benefits) or difficulties in integrating Actavis Generics; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; price erosion relating to our generic products, both from competing products and as a result of increased governmental pricing pressures; and our ability to take advantage of high-value biosimilar opportunities;

•	our specialty medicines business, including: competition for our specialty products, especially Copaxone®, our leading medicine, which faces competition from existing and potential additional generic versions and orally-administered alternatives; our ability to achieve expected results from investments in our product pipeline; competition from companies with greater resources and capabilities; and the effectiveness of our patents and other measures to protect our intellectual property rights;

•	our substantially increased indebtedness and significantly decreased cash on hand, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, and may result in a downgrade of our credit ratings;

•	our business and operations in general, including: our ability to develop and commercialize additional pharmaceutical products; manufacturing or quality control problems, which may damage our reputation for quality production and require costly remediation; interruptions in our supply chain; disruptions of our or third party information technology systems or breaches of our data security; the failure to recruit or retain key personnel; the restructuring of our manufacturing network, including potential related labor unrest; the impact of continuing consolidation of our distributors and customers; variations in patent laws that may adversely affect our ability to manufacture our products; our ability to consummate dispositions on terms acceptable to us; adverse effects of political or economic instability, major hostilities or terrorism on our worldwide operations; and our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions;

•	uncertainties relating to our ability to effectively execute our organizational restructuring plan, including: the effects of such restructuring plan, including facilities and workforce reductions, on our business, operations, revenues and profitability; potential disruptions to our business as a result of the restructuring and management attention to the restructuring; uncertainty regarding the timing and amount of exit and disposal costs and severance, and the potential amount and timing of future cost savings, associated with the restructuring and the related workforce reduction; our ability to manage the costs and liabilities associated with a restructuring plan, including exit and disposal costs and severance; the potential loss of tax benefits in Israel as a result of our organizational restructuring plan; and potential labor unrest as a result of our planned workforce reductions;

•	uncertainties relating to the potential benefits and success of our new organizational structure and recent senior management changes;

•	compliance, regulatory and litigation matters, including: costs and delays resulting from the extensive governmental regulation to which we are subject; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; potential additional adverse consequences following our resolution with the U.S. government of our Foreign Corrupt Practice Act investigation; governmental investigations into sales and marketing practices; potential liability for sales of generic products prior to a final resolution of outstanding patent litigation; product liability claims; increased government scrutiny of our patent settlement agreements; failure to comply with complex Medicare and Medicaid reporting and payment obligations; and environmental risks; and

•	other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; the significant increase in our intangible assets, which may result in additional substantial impairment charges; potentially significant increases in tax liabilities; and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business.

The forward-looking statements contained or incorporated by reference herein involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results, include, in addition to others not described in this prospectus, those referenced under “Risk Factors.” These are factors that we think could cause our actual results to differ materially from our expected results.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q that are filed with the SEC. See “Risk Factors.” Other factors besides those listed here could also adversely affect us.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in accordance with U.S. GAAP for each of the periods presented below was as follows:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges		2.5	9.3	11.8	4.7

The finance subsidiaries did not have any independent operations for the relevant periods.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Teva or the finance subsidiaries will be used for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We or any of the other finance subsidiaries may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture between Teva and The Bank of New York Mellon, as trustee. Teva’s subordinated debt securities would be issued under a subordinated indenture between Teva and The Bank of New York Mellon, as trustee.

The senior debt securities of each finance subsidiary would be issued under a senior indenture among that entity, Teva, as guarantor, and The Bank of New York Mellon, as trustee. The subordinated debt securities of each finance subsidiary would be issued under a subordinated indenture among that entity, Teva, as guarantor, and The Bank of New York Mellon, as trustee.

All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” All senior indentures are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” All subordinated indentures are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indentures.

General

The provisions of the indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the senior debt securities will be the issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Payments

The issuer may issue debt securities from time to time in one or more series. The provisions of the indentures allow the issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, as well as debt securities of other series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. The issuer may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for American Depositary Shares or other of our securities or of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•	whether and under what circumstances the issuer will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material Israeli, U.S. federal and, if applicable, Curaçao or Dutch income tax consequences, including, but not limited to:

•	tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•	any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. The issuer will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

Each indenture provides holders of debt securities with remedies if the issuer and/or guarantor, as the case may be, fails to perform specific obligations, such as making payments on the debt securities, or if the issuer and/or guarantor, as the case may be, becomes bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made in the payment of principal in respect of the securities;

•	default is made for more than 30 days in the payment of interest in respect of the securities;

•	the issuer and/or guarantor, as the case may be, fails to perform any of its other obligations under the securities and this failure has continued for the period of 90 days following service of notice on the issuer and/or guarantor requiring the same to be remedied;

•	issuer’s and/or guarantor’s, as the case may be, bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of the issuer and/or guarantor, as the case may be; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer and/or guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and guarantor, as the case may be, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;

•	if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of the issuer and/or the guarantor, as the case may be, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•	if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to the issuer and/or guarantor, as the case may be, may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its reasonable satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action; and

•	offered the trustee reasonable indemnity;

•	the trustee must have not instituted that action within 60 days after receipt of the request referred to above; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that the issuer and guarantor, if applicable, will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

The issuer has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions:

Discharge of Indenture. The issuer may discharge all of its obligations, other than as to transfers and exchanges, under the indenture after it has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•	irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. The issuer may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•	the issuer irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	the issuer delivers to the relevant trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•	the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•	in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. The issuer and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	secure any debt securities or to confirm and evidence the release of security when such release is permitted under such indenture;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	delete or modify any Events of Default with respect to a new series being established;

•	add or change any provisions of such indenture regarding restrictions on the payment of principal or premium if such modification does not adversely affect holders of such debt securities in any material respect;

•	change or eliminate any provisions of such indenture if such change or elimination becomes effective when no securities affected are outstanding;

•	cure any ambiguity, omission, mistake, defect or error or correct any inconsistency; or to surrender any right or power of an issuer or guarantors; or to make such other provisions that shall not adversely affect the interests of the holders in any material respect;

•	establish the forms or terms of debt securities of any series or to authorize the issuance of additional securities of a series;

•	evidence the assumption by the guarantor of all obligations and release of issuer;

•	evidence the acceptance of appointment by a successor trustee;

•	supplement such indenture to permit defeasance;

•	add, change or eliminate provisions of such indenture to qualify under the Trust Indenture Act;

•	reduce the minimum denomination of any series;

•	prohibit the authentication and delivery of additional series;

•	add guarantors or co-obligors to a series or to release guarantors in accordance with such indenture;

•	make such provisions as necessary to exchange securities pursuant to a registration rights or similar agreement;

•	conform provisions of such indenture with respect to a series to the provisions of the applicable “Description of Notes”; or

•	make any other change that does not adversely affect in any material respect the interests of holders of such securities.

Modification with Consent of Holders. Each issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•	alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where the issuer’s obligation runs to the holder of the security named on the face of the security.

Definitive securities name you or your nominee as the owner of the security and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. The issuer may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer, the guarantor, if applicable, the trustee or any other agent of the issuer, guarantor or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the issuer within 90 days, the issuer will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the issuer may, at any time and in its sole discretion, decide not to have any of the securities represented by one or more registered global securities. If the issuer makes that decision, it will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Guarantees

Teva will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the finance subsidiaries pursuant to this prospectus. The guarantee is set forth in, and forms part of, the finance subsidiary indenture under which the debt securities will be issued. If, for any reason, the issuer does not make any required payment in respect of its debt securities when due, the guarantor will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of the guarantor will be substantially the same as the extent to which the subordinated debt issued by the issuer is subordinated to the other indebtedness of the issuer as described below under “—Subordination of the Subordinated Debt Securities.” The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•	any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer, then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities. This payment may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.

Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

•	if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF PURCHASE CONTRACTS

Teva may issue purchase contracts for the purchase or sale of debt or equity securities issued by Teva or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Teva may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Teva to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Teva’s obligation to settle such pre-paid purchase contacts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Teva may issue units consisting of one or more purchase contracts, debt or equity securities or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, debt securities and/or other equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAXATION

The material Israeli, U.S. federal and, if applicable, Curaçao or Dutch income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The securities to be sold by us may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the Registration Statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Teva or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Teva or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Teva or any of its subsidiaries to indemnification by Teva or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Teva or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Teva Pharmaceutical Industries Limited for the year ended December 31, 2017, have been so incorporated in reliance on the reports of Kesselman and Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Kirkland & Ellis LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Tulchinsky Stern Marciano Cohen Levitski & Co., Israel. Certain legal matters with respect to Curaçao law will be passed upon for the issuers by VanEps Kunneman VanDoorne, Curaçao. Certain legal matters with respect to Dutch law will be passed upon for the issuers by Van Doorne N.V., Netherlands. Any underwriters will be advised about other issues relating to any offering by their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a Registration Statement that we filed with the SEC. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the Registration Statement from this prospectus. In addition, we file annual and quarterly reports and other information with the SEC. You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, as well as at the SEC’s regional offices. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC. We began filing through the EDGAR system on October 31, 2002.

Information about us is also available on our website at http://www.tevapharm.com. Such information on our website is not part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

Our Annual Report on Form 10-K for the year ended December 31, 2017 is incorporated into this prospectus by reference.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may also obtain copies of these documents free of charge through our website at http://www.tevapharm.com or by contacting us at our address or telephone number set forth below. Other than the documents incorporated by reference herein as specified above, the documents and other information on our website are not incorporated by reference herein.

Teva Pharmaceutical Industries Limited

Investor Relations

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033 Israel

+972-3-926-7267

ENFORCEMENT OF CIVIL LIABILITIES

Teva Pharmaceutical Industries Limited

Teva is organized under the laws of Israel and certain of Teva’s directors and officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, a substantial portion of Teva’s assets are located outside of the United States. Therefore, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Subject to various time limitations, an Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

(1)	the judgment was rendered by a court which was, according to the foreign country’s law, competent to render it;

(2)	the judgment is no longer appealable;

(3)	the obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

(4)	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

(1)	the judgment was obtained by fraud;

(2)	there was no due process;

(3)	the judgment was given by a court not competent to render it according to the laws of private international law in Israel;

(4)	the judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

(5)	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

Teva Finance Company BV, Teva Finance IV BV, Teva Finance V BV, Teva Finance NV, Teva Finance Netherlands II, Teva Finance Netherlands III and Teva Finance Netherlands IV

Each of the BVs is organized under the laws of Curaçao and each of the Netherlands BVs is organized under the laws of the Netherlands, and its managing directors and supervisory directors reside outside the United States, and all or a significant portion of the assets of such person may be, and substantially all of the assets of each of the BVs and the Netherlands BVs are, located outside the United States. As a result, it may not be possible to effect service of process within the United States upon any of the BVs or the Netherlands BVs or any such person or to enforce against any of the BVs or the Netherlands BVs or any such person judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and Curaçao and the United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in Curaçao or the Netherlands.

If the party in whose favor such a final judgment is rendered brings a new suit in a competent court in Curaçao or the Netherlands, that party may submit to the Curaçao or Dutch court the final judgment that has been rendered in the United States.

A foreign judgment would be enforceable in Curaçao generally, without any re-examination of the merits of the original judgment provided that:

(1)	the judgment is valid and enforceable in the jurisdiction where rendered;

(2)	the judgment has been rendered by a foreign court that has accepted jurisdiction in accordance with an international accepted ground for jurisdiction;

(3)	no principles of due process were violated in the proceedings that resulted in the foreign judgment;

(4)	the recognition and enforcement of the judgment does not violate Curaçao principles of public order;

(5)	the judgment is not contrary to a prior or simultaneous judgment between the same parties of a Curaçao court or of a foreign court which judgement can be recognized and enforced in Curaçao; and

(6)	the judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

A Dutch court will generally grant the same judgment without re-litigation on the merits if:

(1)	that judgment results from legal proceedings compatible with Dutch notions of due process;

(2)	that judgment does not contravene public policy of the Netherlands; and

(3)	the jurisdiction of the relevant federal or state court in the United States has been based on internationally accepted principles of international civil law.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors should be able to enforce in the Netherlands final judgments in civil and commercial matters obtained from U.S. federal or state courts. However, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. securities laws.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Debt Securities,

Purchase Contracts and Units

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

TEVA PHARMACEUTICAL FINANCE IV B.V.

TEVA PHARMACEUTICAL FINANCE V B.V.

TEVA PHARMACEUTICAL FINANCE N.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is                 , 2018.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses in connection with the offer and sale of the securities being registered.

Amount
SEC registration fee		$622,500
Legal fees and expenses		*
FINRA filing fee		N/A
Accounting fees and expenses		*
Printing costs		*
Transfer agent and trustee fees		*
Miscellaneous expenses		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Teva Pharmaceutical Industries Limited

The Companies Law provides that a company may not exempt or indemnify a director or an executive officer (collectively, an “Officer”), or enter into an insurance contract, which would provide coverage for any liability incurred as a result of any of the following: (i) a breach by the Officer of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the company; (ii) a breach by the Officer of his or her duty of care to the company committed intentionally or recklessly; (iii) any act or omission done with the intent of unlawfully realizing personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon an Officer. In addition, the Companies Law provides that Officers can only be exempted in advance with respect to liability for damages caused as a result of a breach of their duty of care to the company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution (as defined in the Companies Law)).

Teva’s Articles include provisions under which Officers of Teva are or may be insured, exempted or indemnified against liability which they may incur in their capacities as such, subject to the Companies Law. Articles 102 through 105 of Teva’s Articles provide as follows:

102.	Subject to the provisions of applicable law, the Company shall be entitled to engage in a contract for insurance of the liability of any Officer of the Company, in whole or in part, in respect of any liability or expense imposed on an Officer or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company for which insurance may be provided under applicable law, including in respect of any liability imposed on any Officer with respect to any of the following:

(a)	Breach of a duty of care vis-à-vis the Company or vis-à-vis another person;

(b)	Breach of a duty of loyalty vis-à-vis the Company, provided that the Officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

(c)	Financial liability which shall be imposed upon said Officer in favor of another person as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company; including (c1) A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

103.	Subject to the provisions of applicable law, the Company shall be entitled to indemnify post factum and/or undertake in advance to indemnify any Officer of the Company, as a result of any liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company, in respect of any liability or expense for which indemnification may be provided under applicable law, including in respect of any liability or an expense imposed on the Officer as follows:

(a)	Financial liability imposed upon said Officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the undertaking to indemnify in advance shall be limited to events which, in the opinion of the Board of Directors of the Company, are foreseeable, in light of the Company’s activities at the time that the undertaking to indemnify was given, and shall further be limited to amounts or criteria that the Board of Directors has determined to be reasonable under the circumstances, and provided further that in the undertaking to indemnify in advance the events that the Board of Directors believes to be foreseeable in light of the Company’s activities at the time that the undertaking to indemnify was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable under the relevant circumstances, including (a1) A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

(b)	Reasonable litigation expenses, including attorney fees, expended by the Officer as a result of an inquiry or a proceeding conducted in respect of such Officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said Officer and without any financial penalty being imposed on said Officer instead of a criminal proceeding (as such term is defined in the Companies Law), or which was concluded without the submission of an indictment against said Officer with a financial penalty being imposed on said Officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent or in connection with a financial sanction.

(c)	Reasonable litigation expenses, including attorney fees, which said Officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said Officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said Officer was acquitted, or with regard to any criminal charge of which said Officer was convicted which does not require proof of criminal intent.

104.	Subject to the provisions of applicable law, the Company shall be entitled, in advance, to exempt any Officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-à-vis the Company.

105.

Notwithstanding the foregoing, the Company shall be entitled to insure, indemnify and exempt from liability any Officer of the Company to the fullest extent permitted by applicable law. Accordingly, (i) any amendment to the Companies Law, the Securities Law or any other applicable law expanding the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provisions of these Articles shall, to the extent permitted by applicable law, immediately apply to the fullest extent permitted by applicable law, and (ii) any amendment to the Companies Law, the Securities Law or any other applicable law adversely affecting the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provision of these Articles shall not be in effect post factum and shall not affect the Company’s obligation or ability to insure, indemnify or exempt from liability an Officer for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

Pursuant to indemnification and release agreements, Teva releases its Officers from liability and indemnifies them to the fullest extent permitted by law and the Articles. Under these agreements, Teva undertakes to indemnify each Officer for monetary liabilities imposed by a court judgment (including a settlement or an arbitrator’s award that were approved by a court), provided that such undertaking (i) shall be limited to matters that are connected or otherwise related to certain events or circumstances set forth therein, and (ii) shall not exceed $200 million in the aggregate per Officer. Under Israeli law, indemnification is subject to other limitations, including those described above. Subject to applicable law, Teva may also indemnify its Officers following specific events.

Teva’s Officers are also covered by directors’ and officers’ liability insurance.

Teva Pharmaceutical Finance IV, LLC, Teva Pharmaceutical Finance V, LLC and Teva Pharmaceutical Finance VI, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that “subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Section 3.3 of the operating agreement of each of the LLCs provides as follows (with the references therein to the “Company” referring to the applicable LLC):

Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, manager, shareholder or partner of a Member, or (iii) a Manager, or (iv) such other Persons (including employees of the Company) as the Majority in Interest of the Members may designate from time to time, in their sole and absolute discretion (collectively, the “Indemnified Persons”), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person’s reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

Teva Pharmaceutical Finance Company B.V., Teva Pharmaceutical Finance IV B.V., Teva Pharmaceutical Finance V B.V. and Teva Pharmaceutical Finance N.V.

Under the laws of Curaçao, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors.

Article 13 of the articles of incorporation of each of the BVs (other than Teva Finance Company BV and Teva Finance NV) provides as follows (with the references therein to the “Company” referring to the applicable BV):

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 13, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 13. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 13 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

Article 30 of the articles of association of Teva Finance Company BV provides as follows:

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 30, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 30. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 30 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

The articles of incorporation of Teva Finance NV do not contain such indemnification provisions.

Teva Pharmaceutical Finance Netherlands II B.V., Teva Pharmaceutical Finance Netherlands III B.V. and Teva Pharmaceutical Finance Netherlands IV B.V.

Under the laws of the Netherlands, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors. Subject to the foregoing, the general meeting of shareholders of the Netherlands BVs can grant an indemnity or an annual discharge to a managing director of the Netherlands BVs. As for the indemnity, article 16(3) of the articles of association of the Netherlands BVs provides that “the remuneration and the other employment conditions of each managing director are determined by the general meeting.” As for the annual discharge, the relevant clauses of Article 21 of the articles of association of each of the Netherlands BVs provide as follows:

1.	The general meeting adopts the financial statements. The management board adopts the annual report.

2.	Adoption of the financial statements does not discharge a managing director, unless the provisions of paragraph 3 apply. By separate resolution the general meeting can discharge a managing director for the management conducted in the financial year in question, insofar as that management is apparent from the financial statements or has been made known to the general meeting.

3.	If all the shareholders are also managing directors of the Company, signing of the financial statements by all the managing directors also serves as adoption of the financial statements, provided that all the parties entitled to attend meetings have been given the opportunity to take note of the drafted financial statements and have agreed to this manner of adoption. Adoption of the financial statements in this manner discharges the managing directors.

ITEM 16. EXHIBITS

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to purchase contracts issued by Teva Pharmaceutical Industries Limited

*1.2	Underwriting Agreement relating to units issued by Teva Pharmaceutical Industries Limited

*1.3	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Industries Limited

*1.4	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV, LLC

*1.5	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V, LLC

*1.6	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance VI, LLC

*1.7	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Company B.V.

*1.8	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV B.V.

*1.9	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V B.V.

*1.10	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance N.V.

*1.11	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands II B.V.

*1.12	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands III B.V.

*1.13	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands IV B.V.

***4.1	Form of Senior Teva Pharmaceutical Industries Limited Indenture

***4.2	Form of Guaranteed Senior Finance Subsidiary Indenture

***4.3	Form of Subordinated Teva Pharmaceutical Industries Limited Indenture

***4.4	Form of Guaranteed Subordinated Finance Subsidiary Indenture

*4.5	Form of Purchase Contract Agreement

***5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co. (Israeli law)

***5.2	Opinion of Kirkland & Ellis LLP (New York law)

***5.3	Opinion of VanEps Kunneman VanDoorne (Curaçao law)

***5.4	Opinion of Van Doorne N.V. (Dutch law)

***12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges

**23.1	Consent of Kesselman & Kesselman

23.2	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.1)

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2)

23.4	Consent of VanEps Kunneman VanDoorne (included in Exhibit 5.3)

23.5	Consent of Van Doorne, N.V. (included in Exhibit 5.4)

24.1	Power of Attorney of Teva Pharmaceutical Industries Limited (included on the signature pages of this Registration Statement)

***25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Industries Limited Senior Indenture

***25.2	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Industries Limited Subordinated Indenture

***25.3	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV, LLC Senior Indenture

***25.4	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV, LLC Subordinated Indenture

***25.5	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V, LLC Senior Indenture

***25.6	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V, LLC Subordinated Indenture

***25.7	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance VI, LLC Senior Indenture

***25.8	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance VI, LLC Subordinated Indenture

***25.9	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Company B.V. Senior Indenture

***25.10	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Company B.V. Subordinated Indenture

***25.11	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV B.V. Senior Indenture

***25.12	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV B.V. Subordinated Indenture

***25.13	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V B.V. Senior Indenture

***25.14	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V B.V. Subordinated Indenture

***25.15	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance N.V. Senior Indenture

***25.16	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance N.V. Subordinated Indenture

***25.17	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Senior Indenture

***25.18	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Subordinated Indenture

***25.19	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Senior Indenture

***25.20	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Subordinated Indenture

***25.21	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Senior Indenture

***25.22	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Subordinated Indenture

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference to a Current Report on Form 8-K.
**	To be filed by an amendment to the Registration Statement.
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on January 29, 2018.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Kåre Schultz
Name: Title:	Kåre Schultz President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Kåre Schultz, Michael McClellan, David Stark and Deborah Griffin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (i) any and all pre-effective and post-effective amendments to this Registration Statement on Form S-3, (ii) any Registration Statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such Registration Statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such Registration Statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Teva Pharmaceutical Industries Limited and the other registrants to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Dr. Sol J. Barer Dr. Sol J. Barer	Chairman	January 29, 2018

By:	/s/ Kåre Schultz Kåre Schultz	President and Chief Executive Officer and Director	January 29, 2018

By:	/s/ Michael McClellan Michael McClellan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2018

By:	/s/ Rosemary A. Crane Rosemary A. Crane	Director	January 29, 2018

	Name	Title	Date

By:	/s/ Amir Elstein Amir Elstein	Director	January 29, 2018

By:	/s/ Murray A. Goldberg Murray A. Goldberg	Director	January 29, 2018

By:	/s/ Jean-Michel Halfon Jean-Michel Halfon	Director	January 29, 2018

By:	/s/ Gerald M. Lieberman Gerald M. Lieberman	Director	January 29, 2018

By:	/s/ Galia Maor Galia Maor	Director	January 29, 2018

By:	/s/ Roberto A. Mignone Roberto A. Mignone	Director	January 29, 2018

By:	/s/ Dr. Perry D. Nisen Dr. Perry D. Nisen	Director	January 29, 2018

By:	/s/ Nechemia (Chemi) J. Peres Nechemia (Chemi) J. Peres	Director	January 29, 2018

By:	/s/ Dan S. Suesskind Dan S. Suesskind	Director	January 29, 2018

By:	/s/ Gabrielle Sulzberger Gabrielle Sulzberger	Director	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE IV, LLC

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	President, Chief Executive Officer and Manager	January 29, 2018

By:	/s/ Gudjon Gustafsson Gudjon Gustafsson	Vice President and Treasurer	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE V, LLC

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	President, Chief Executive Officer and Manager	January 29, 2018

By:	/s/ Gudjon Gustafsson Gudjon Gustafsson	Vice President and Treasurer	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE VI, LLC

By:	/s/ Deborah Griffin
Name: Title:	Deborah Griffin President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	President, Chief Executive Officer and Manager	January 29, 2018

By:	/s/ Gudjon Gustafsson Gudjon Gustafsson	Vice President and Treasurer	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

By:	Teva Pharmaceutical Finance Netherlands III B.V., its Managing Director

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Werner Kormelink Werner Kormelink	Supervisory Director	January 29, 2018

By:	/s/ Iseline Gouverneur Iseline Gouverneur	Local Representative	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE IV B.V.

By:	Teva Pharmaceutical Finance Netherlands II B.V., its Managing Director

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Werner Kormelink Werner Kormelink	Supervisory Director	January 29, 2018

By:	/s/ Iseline Gouverneur Iseline Gouverneur	Local Representative	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE V B.V.

By:	Teva Pharmaceutical Finance Netherlands IV B.V., its Managing Director

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Werner Kormelink Werner Kormelink	Supervisory Director	January 29, 2018

By:	/s/ Iseline Gouverneur Iseline Gouverneur	Local Representative	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curacao on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE N.V.

By:	/s/ Iseline Gouverneur
Name: Title:	Iseline Gouverneur Managing Director A

By:	/s/ Werner Kormelink
Name: Title:	Werner Kormelink Managing Director B

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following person in the capacity and on the date indicated.

	Name	Title	Date

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ John Nason John Nason	Managing Director	January 29, 2018

By:	/s/ David Vrhovec David Vrhovec	Managing Director	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ John Nason John Nason	Managing Director	January 29, 2018

By:	/s/ David Vrhovec David Vrhovec	Managing Director	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on January 29, 2018.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

By:	Teva Pharmaceuticals Europe B.V., its Managing Director

By:	/s/ David Vrhovec
Name: Title:	David Vrhovec Managing Director

By:	/s/ John Nason
Name: Title:	John Nason Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ John Nason John Nason	Managing Director	January 29, 2018

By:	/s/ David Vrhovec David Vrhovec	Managing Director	January 29, 2018

By:	/s/ Deborah Griffin Deborah Griffin	Authorized U.S. Representative	January 29, 2018